Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), dated and effective as of January 8, 2015, is by and between Carbonite, Inc., a Delaware corporation (the “Company”), and David Friend.

WHEREAS, Mr. Friend previously served as the Company’s Chief Executive Officer, President and Chairman of the Board; and

WHEREAS, Mr. Friend has resigned as the Company’s Chief Executive Officer and President effective December 3, 2014 (the “Resignation Date”) and simultaneously has been appointed as Executive Chairman of the Board of Directors of the Company, effective as of the Resignation Date;

WHEREAS, the Company and Mr. Friend desire to set forth certain terms and conditions of Mr. Friend’s role as Executive Chairman and the terms and conditions should Mr. Friend’s employment relationship with the Company terminate.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the parties agree as follows:

1. Services.

1.1 As of the Resignation Date through and until February 28, 2015 (as such date may be extended by mutual agreement of the Company and Mr. Friend, without any obligation on the part of either the Company or Mr. Friend to offer or agree to any such extension) (the “Transition Period”), Mr. Friend agrees to devote his full time professional efforts to the Company, with such duties and responsibilities as may be specified by Mr. Ali, including providing strategic planning support facilitating the transition of Company Chief Executive Officer from Mr. Friend to Mr. Ali (the “Transition Services”).

1.2 As compensation for providing the Transition Services during the Transition Period, the Company agrees to pay Mr. Friend an annualized salary of $340,000 per year.

1.3 For twelve (12) months following the Transition Period (the “Continuing Period”), Mr. Friend agrees to devote part time professional efforts to the Company with the specific days worked per month as may be mutually agreed upon by Mr. Friend and Mr. Ali, and with such duties and responsibilities as may be specified by Mr. Ali (the “Continuing Services”).

1.4 As compensation for providing the Continuing Services during the Continuing Period, the Company agrees to pay Mr. Friend an annualized salary of $125,000 per year.

1.5 Subject to approval of the Company’s Board of Directors, the Company shall grant Mr. Friend a non-qualified stock option to purchase up to 100,000 shares of the Company’s Common Stock (the “Friend Option”), at a price per share equal to the fair market value per share of the Common Stock on the date of grant, as determined by the Board based on the closing price of the Company’s Common Stock as reported by the NASDAQ Global Market, which shall vest quarterly over four (4) years for so long as Mr. Friend serves as an employee or director of the Company, and shall be subject to such other terms and conditions as are contained in the Non-Qualified Stock Option Agreement attached hereto as Exhibit A (the “NSO Agreement”).

1.6 In the event of a Change of Control (as defined in the Company’s 2011 Equity Award Plan), the vesting schedule for the Friend Option shall be accelerated such that (i) if Mr. Friend is not offered employment or continued employment by the Successor Entity (as defined in the Company’s 2011 Equity Award Plan) upon consummation of such Change of Control, (ii) if prior to the first anniversary of such Change of Control, Mr. Friend is (A) discharged by the Successor Entity other than for Cause or (B) resigns from his employment with the Successor Entity as a result of a Constructive Termination (as defined below) or (iii) (A) Mr. Friend is terminated as a director of the Company prior to June 1, 2017, or (B) is requested by the Successor Entity to tender his resignation as a director of the Company as a condition to and simultaneous with the consummation of the Change of Control by the Successor Entity: the vesting schedule for the Friend Option shall be accelerated such that the Friend Option shall, immediately prior to the consummation of such Change of Control (with regard to the provisions of subsection (i) above) or the cessation of Mr. Friend’s employment with the Successor Entity (with regard to the provisions of subsections (ii)(A) and (ii)(B) above), or the cessation of Mr. Friend’s service as a director of the Company (with regard to the provisions of subsections (iii)(A) or (iii)(B) above) become fully vested and exercisable. For purposes of this Agreement a “Constructive Termination” shall occur if Mr. Friend resigns from his employment with the Successor Entity within thirty days of (i) a material reduction in Mr. Friend’s annual base salary or (ii) the relocation of Mr. Friend’s principal office location to a facility or location located more than fifty miles from Mr. Friend’s principal office location on the date of the Change of Control.

2. Severance.

2.1 If Mr. Friend’s employment with the Company as Executive Chairman is terminated by the Company prior to the expiration of the Continuing Period without Cause (as defined below) or by Mr. Friend as a result of Constructive Termination (the date of such termination, the “Termination Date”), the Company shall pay Mr. Friend $595,000 as severance (the “Severance Payment”), subject to the terms and conditions contained in this Section 2, such Severance Payment to be paid ratably over the twelve (12) months following the Termination Date. Notwithstanding the foregoing, the Company shall not make the Severance Payment unless and until (x) Mr. Friend executes and delivers to the Company a general release in substantially the form attached hereto as Exhibit B (the “Release”), (y) such Release is executed and delivered to the Company within twenty-one (21) days after the Termination Date and (z) all time periods for revoking such Release have lapsed (the “Release Period”). “Cause” shall mean (a) willful misconduct in connection with Mr. Friend’s employment with the Company or his willful failure to perform his responsibilities in the best interest of the Company, as determined by the Board of

Directors of the Company, (b) conviction of, or a pleading of guilty or nolo contendre to, a felony other than an act involving a traffic related infraction, (c) any act of fraud, theft, embezzlement or other material dishonesty by Mr. Friend which harmed the Company, or (d) intentional violation of a federal or state law or regulation applicable to the Company’s business which was or is reasonably likely to be injurious to the Company, or (e) repeated failure by the Employee to perform his duties and obligations of his position with the Company which failure is not cured within 30 days after notice of such failure from the Chief Executive Officer of the Company to Mr. Friend.

2.2 If Mr. Friend is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986 (as amended the “Code”), then any amounts payable to Mr. Friend under this Section 2 during the first six months and one day following the Termination Date that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code (as determined by the Company in its sole discretion) shall not be paid until the date that is six months and one day following such Termination Date to the extent necessary to avoid adverse tax consequences under Section 409A of the Code, and, if such payments are required to be so deferred, the first payment shall be in an amount equal to the total amount to which Mr. Friend would otherwise have been entitled to during the period following the Termination Date if such deferral had not been required. Notwithstanding the foregoing, in the event of Mr. Friend’s death prior to the date that is six months and one day after his Termination Date, the delay in payments shall no longer be applicable and all amounts due through the date of death shall be paid to his estate. Furthermore, this Agreement is intended to comply with Section 409A of the Code (or any regulations or rulings thereunder), and shall be construed and interpreted in accordance with such intent. Notwithstanding anything to the contrary in this Agreement, the Company, in the exercise of its discretion, may amend or modify this Agreement to the extent necessary in order to meet the requirements of Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department guidance. Any provision of this Agreement that would cause the payment of any benefit to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment shall be retroactive to the extent permitted by the Code or any regulations or rulings thereunder). Specifically but without limiting the foregoing, payment under Section 2.1 shall be made only in the event that the termination of employment constitutes a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and in the event that the Company determines that a “separation from service” has not occurred, any payment due hereunder shall be deferred until such time as a “separation from service” has occurred.

2.3 All benefits, including health insurance benefits, offered by the Company shall cease as of the Termination Date and Mr. Friend may elect to continue his participation in the Company’s health insurance benefits at his expense pursuant to COBRA by notifying the Company in the time specified in the COBRA notice to be delivered by the Company to Mr. Friend as of the Termination Date and by Mr. Friend paying the monthly premium himself.

2.4 Except as otherwise expressly provided herein, Mr. Friend shall not be entitled to any other salary, bonuses, employee benefits or compensation from the Company after the Termination Date and all of Mr. Friend’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the Termination Date shall cease and be forfeited, other than those expressly required under applicable law (such as COBRA).

3. Acknowledgments.

3.1 The Company acknowledges and agrees that during the Transition Period and the Continuing Period Mr. Friend will be entitled to participate in any Company employee benefit plans or programs as may from time to time be made available to senior executives or other employees of the Company (which, for the avoidance of doubt shall not include bonus programs). Mr. Friend acknowledges and agrees that his eligibility for, and benefits under, all such programs are determined under the terms of those programs, but in no event will they be less favorable than for other employees generally of the Company. Mr. Friend acknowledges and agrees that the Company’s benefits programs, compensation programs, and policies are reviewed from time to time and may be modified, amended or terminated at any time by the Company.

3.2 Reference is made to that certain Severance Agreement by and between Mr. Friend and the Company dated May 3, 2011 (the “Severance Agreement”). Mr. Friend and the Company acknowledge and agree that Mr. Friend’s resignation as Chief Executive Officer and President of the Company as of the Resignation Date shall not constitute a termination of Mr. Friend’s employment with the Company for purposes of the Severance Agreement and the obligations of Mr. Friend and the Company thereunder. Mr. Friend and the Company acknowledge and agree that this Agreement supersedes and replaces in its entirety the Severance Agreement, which as of the Resignation Date shall no longer be in effect.

3.3 Mr. Friend and the Company acknowledge and agree that Mr. Friend’s resignation as Chief Executive Officer and President of the Company as of the Resignation Date shall not constitute a termination of service relationship with the Company which would require Mr. Friend to exercise or forfeit stock options or RSUs pursuant to those certain Incentive Stock Option Agreements by and between Mr. Friend and the Company dated December 15, 2011, January 24, 2012, January 31, 2013 and February 28, 2014, respectively, and that certain Restricted Stock Unit Agreement by and between Mr. Friend and the Company dated February 28, 2014 (collectively, the “Prior Grant Agreements”), and further acknowledge and agree that such options and RSUs will continue to vest pursuant to the applicable Prior Grant Agreement for so long as Mr. Friend is an employee of the Company. The Prior Grant Agreements are hereby amended consistent with the foregoing.

3.4 Mr. Friend and the Company acknowledge and agree that “Constructive Termination” as used in the Prior Grant Agreements, is amended and restated to now occur “if Mr. Friend resigns from his employment with the Successor Entity within thirty days of (i) a material reduction in Mr. Friend’s annual base salary or (ii) the relocation of Mr. Friend’s principal office location to a facility or location located more than fifty miles from Mr. Friend’s principal office location on the date of the Change of Control.”

3.5 Mr. Friend acknowledges and agrees that he remains bound by and subject to the terms and conditions set forth in that certain (a) Confidentiality Agreement by and between the Company and Mr. Friend dated December 8, 2005 and (b) Non-Competition Agreement by and between the Company and Mr. Friend dated December 8, 2005.

3.6 Mr. Friend acknowledges and agrees that all payments by the Company hereunder shall be subject to federal, state and local tax withholding as reasonably determined by the Company pursuant to applicable law and regulation.

4. Miscellaneous.

4.1 The Company may assign its rights under this Agreement to any successor to its business (by acquisition of substantially all of the Company’s assets or otherwise), provided that such successor entity expressly assumes in writing this Agreement and all obligations and undertakings of the Company hereunder. Mr. Friend may not assign his rights or delegate his duties under this Agreement without the prior written consent of the Company. Mr. Friend understands and agrees that this Agreement shall be binding upon and inure to the benefit of the Company and its legal representatives, successors and assigns.

4.2 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Mr. Friend:	at such home address as most currently appears in the records of the Company.

If to the Company:	Carbonite, Inc. 2 Avenue de Lafayette, 6th Floor Boston, MA 02110 Attn: Danielle Sheer, General Counsel

With a copy to:	Susan E. Pravda, Esq. Foley & Lardner LLP 111 Huntington Avenue Boston, MA 02199

or to such other address as any of the parties shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective upon the earlier of actual receipt by the addressee or the fifth day following placement with the United States postal service or overnight courier.

4.3 This Agreement, and the agreements expressly referred to herein, contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only in a writing signed by the parties.

4.4 If any provision, clause or part of this Agreement, or the applications thereof under certain circumstances, is held invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

4.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws. Each of the parties agrees that any dispute between the parties shall be resolved only in the courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts and the appellate courts having jurisdiction of appeals in such courts.

4.6 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered via facsimile or electronic file shall be the same as original signatures.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CARBONITE, INC.

By:	/s/ Todd Krasnow
Name:	Todd Krasnow
Title:	Lead Independent Director

/s/ David Friend
David Friend